As amended and effective as of July 22, 1999

                           THERMO ELECTRON CORPORATION

                                     BY-LAWS

                                TABLE OF CONTENTS



Title                                                                 Page

Article I - Stockholders                                               1
      Section 1.  Annual Meeting                                       1
      Section 2.  Special Meetings                                     1
      Section 3.  Notice of Meetings                                   1
      Section 4.  Quorum; Adjournments                                 1
      Section 5.  Voting; Proxies                                      2
      Section 6   Inspectors of Elections                              2
      Section 7.  Presiding Officer and Secretary                      2
      Section 8.  List of Stockholders                                 3
      Section 9.  Advance Notice of Stockholder Nominations
                  and Proposals                                        3
      Section 10. Action Without Meeting                               5


Article II- Directors                                                  6
      Section 1.  General Powers                                       6
      Section 2.  Number and Qualification                             6
      Section 3.  Classes of Directors                                 6
      Section 4.  Terms of Office                                      6
      Section 5.  Vacancies                                            6
      Section 6.  Resignations                                         7
      Section 7.  Meetings                                             7
      Section 8.  Notice of Meetings                                   7
      Section 9.  Quorum                                               7
      Section 10. Action at Meeting                                    7
      Section 11. Action by Consent                                    7
      Section 12. Meetings by Telephone Conference Call                8
      Section 13. Compensation of Directors                            8
      Section 14. Committees                                           8





                                      (i)

Title                                                               Page

Article III - Officers                                                 8
      Section 1.  General Provisions; Qualification                    8
      Section 2.  Election                                             9
      Section 3.  Tenure                                               9
      Section 4.  Resignation and Removal                              9
      Section 5.  Vacancies                                            9
      Section 6.  The Chief Executive Officer                          9
      Section 7.  The President                                        9
      Section 8.  Vice Presidents                                      9
      Section 9.  Chief Financial Officer                              9
      Section 10. General Counsel                                     10
      Section 11. The Treasurer                                       10
      Section 12. The Secretary                                       10
      Section 13. Assistant Treasurers                                10
      Section 14. Assistant Secretaries                               10
      Section 15. Other Officers                                      10
      Section 16. Delegation of Duties                                10
      Section 17. Salaries                                            11


Article IV - Capital Stock                                            11
      Section 1.  Certificates for Shares                             11
      Section 2.  Transfer of Shares of Stock                         11
      Section 3.  Lost, Stolen or Destroyed Certificates              11
      Section 4.  Record Date                                         11
      Section 5.  Regulations                                         12


Article V - General Provisions                                        12
      Section 1.  Fiscal Year                                         12
      Section 2.  Corporate Seal                                      12
      Section 3.  Waiver of Notice                                    12
      Section 4.  Voting of Securities                                13
      Section 5.  Evidence of Authority                               13
      Section 6.  Certificate of Incorporation                        13
      Section 7.  Transactions with Interested Parties                13
      Section 8.  Severability                                        14


Article VI - Amendments                                               14
      Section 1.  By the Board of Directors                           14
      Section 2.  By the Stockholders                                 14
      Section 3.  Certain Provisions                                  14


                                      (ii)

                           THERMO ELECTRON CORPORATION

                                     BY-LAWS


                            ARTICLE I - STOCKHOLDERS

      Section 1. Annual Meeting. The annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors may each year fix.

      Section 2. Special Meetings. Special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer. Special meetings may be held at such place, on such date, and at such time as the person(s) calling the meeting may specify. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

      Section 3. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise required by the Delaware General Corporation Law (meaning, here and hereinafter, the General Corporation Law of the State of Delaware, as amended and in effect from time to time, the "Delaware General Corporation Law").

      Section 4. Quorum; Adjournments. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by the Certificate of Incorporation or the Delaware General Corporation Law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

      If a quorum shall fail to attend any meeting, the presiding officer may adjourn the meeting to another place, date, or time. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that could have been transacted at the original meeting.

                                      2
      Section 5. Voting; Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder unless otherwise provided by the Delaware General Corporation Law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for the stockholder by written proxy executed by the stockholder or the stockholder's authorized agent and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

      When a quorum is present at any meeting, the affirmative vote of holders of a majority of the stock present or represented and entitled to vote and voting affirmatively or negatively on a matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority of the stock of that class present or represented and voting affirmatively or negatively on a matter) shall constitute stockholder action on any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws. Except as may be otherwise required by the Certificate of Incorporation, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

      Section 6. Inspectors of Elections. The Corporation may, and to the extent required by the Delaware General Corporation Law, shall, in advance of any meeting of the stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof and perform the other duties of inspectors at meetings of stockholders as set forth in the Delaware General Corporation Law. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by the Certificate of Incorporation or the Delaware General Corporation Law, shall, appoint one or more persons to act at the meeting. Each inspector, before entering the discharge of the inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability.

      Section 7. Presiding Officer and Secretary. The Chairman of the Board, or in the Chairman's absence, the Chief Executive Officer, or in the Chief Executive Officer's absence, the President, or in the President's absence, the Chief Financial Officer, in such order, shall call meetings of the stockholders to order, and shall act as presiding officer of such meeting. The presiding officer shall determine the order of business and the procedure at meetings, including such regulation of the manner of voting and the conduct of discussion as seem to the presiding officer in order. The presiding officer shall have the power to adjourn meetings to another place, date, and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. The Secretary of the Corporation, or in the Secretary's absence, any Assistant Secretary, shall act as the secretary at all meetings of the stockholders, but in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint any person to act as secretary of the meeting.

      Section 8. List of Stockholders. The Secretary shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

      Section 9.  Advance Notice of Stockholder Nominations and Proposals.

      1. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 9.

      2. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under the Delaware General Corporation Law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 9, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 9. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 or more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under the Delaware General Corporation Law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

      3. Notwithstanding anything in the second sentence of the second paragraph of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 70 days prior to the Anniversary, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      4. Only persons nominated in accordance with the procedures set forth in this Section 9 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 9. The presiding officer of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

      5. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 9, including, without limitation, the procedures regarding Solicitation Notices. Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder's notice required by the second paragraph of this Section 9 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

      For purposes of this Section 9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this
Section 9. Nothing in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      Section 10. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Deliveries made to the Corporation's registered office in Delaware shall be by hand or certified or registered mail, return receipt requested. Each such written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a number of stockholders sufficient to take such action are delivered to the Corporation in the manner specified in this paragraph within sixty (60) days of the earliest dated consent so delivered.

      If action is taken by consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such consent.

      If action is taken by less than unanimous consent of stockholders, prompt notice of the taking of such action without a meeting shall be given to those who have not consented in writing and a certificate signed and attested to by the Secretary of the Corporation that such notice was given shall be filed with the records of the meetings of stockholders.

      In the event that the action consented to is such as would have required the filing of a certificate under any provision of the Delaware General
Corporation Law, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning a vote of stockholders, that written consent has been given under Section 228 of the Delaware General Corporation Law.


                             ARTICLE II - DIRECTORS

      Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by the Certificate of Incorporation or the Delaware General Corporation Law. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by the Certificate of Incorporation or the Delaware General Corporation Law, may exercise the powers of the full Board of Directors until the vacancy is filled. The Board of Directors may appoint a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such duties and possess such powers as are assigned to the Chairman by the Board of Directors.

      Section 2. Number and Qualification. Except as otherwise required by the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three (3). The number of directors may be increased at any time by resolution of the Board of Directors. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors.

      Section 3. Classes of Directors. The Board of Directors shall be divided into three classes as nearly as equal in number as possible. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as equal as possible. Such classes shall consist of one class of directors who shall be elected for a three-year term expiring at the annual meeting of stockholders held in 1986; a second class of directors who shall be elected for a three-year term expiring at the annual meeting of stockholders held in 1987; and a third class of directors who shall be elected for a three-year term expiring at the annual meeting of stockholders held in 1988. At each annual meeting of stockholders beginning in 1986, the successors of the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

      Section 4. Terms of Office. Subject to Section 5 of this Article II, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that the term of each director shall be subject to the election and qualification of such director's successor and to such director's earlier death, resignation or removal.

      Section 5. Vacancies. Except as otherwise required by the Certificate of Incorporation or the Delaware General Corporation Law, any vacancy in the Board of Directors, however occurring, or any newly-created directorship resulting from an enlargement of the size of the Board of Directors, shall be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director and not by the stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office, and a director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject in each case to the election and qualification of the director's successor and to the director's earlier death, resignation or removal.

      Section 6. Resignations. Any director may resign by delivering a written resignation to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      Section 7. Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, a majority of the total number of the whole Board of Directors, or by one director in the event that there is only a single director in office and may held at any time and place, within or without the State of Delaware, as specified by the person(s) calling the meeting.

      Section 8. Notice of Meetings. No notice of the annual or other regular meetings of the Board of Directors need be given. Notice of any special meeting of directors shall be given to each director by the Secretary. Notice to each director shall be duly given by mailing the same not later than the second business day before the meeting, or by giving notice in person, by fax, by telephone, or by any other electronic means not later than four hours before the meeting. No notice of a meeting need be given if all directors are present in person. Any business may be transacted at any meeting of the Board of Directors, whether or not specified in a notice of the meeting.

      Section 9. Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time to a different date, place, or time without further notice (or waiver of notice) other than announcement at the meeting, until a quorum shall be present.

      Section 10. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall be sufficient to take any action, unless a different vote is specified by the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws.

      Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 12. Meetings by Telephone Conference Call. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

      Section 13. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings of the Board of Directors or committees of the Board of Directors as the Board of Directors or any committee to which the Board has delegated responsibility for establishing director compensation may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent, subsidiary, or affiliate corporations in any other capacity and receiving compensation for such service.

      Section 14. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors. A majority of the members of a committee shall constitute a quorum unless the committee consist of one or two members, in which event, one member shall constitute a quorum. All matters shall be determined by a majority vote of the committee members present.


                             ARTICLE III - OFFICERS

      Section 1. General Provisions; Qualification. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a General Counsel, a Treasurer and a Secretary, and may include one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries and such other officers as the Board of Directors may deem appropriate. Any two or more offices may be held by the same person.

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

      Section 2. Election. The Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, the Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

      Section 3. Tenure. Except as otherwise provided by the Delaware General Corporation Law, by the Certificate of Incorporation or by these By-laws, each officer shall hold office until such officer's successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer's earlier death, resignation or removal.

      Section 4. Resignation and Removal. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause by vote of the Board of Directors.

      Section 5. Vacancies. The Board of Directors may at any time fill any vacancy occurring in any office for any reason. Each such successor shall hold office for the unexpired term of such successor's predecessor and until such successor's successor is elected and qualified, or until such successor's earlier death, resignation or removal.

      Section 6. The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge of the business and affairs of the Corporation. The Chief Executive Officer shall employ and discharge employees and agents of the Corporation, except such as shall hold their offices by appointment of the Board of Directors, but the Chief Executive Officer may delegate these powers to other officers as to employees under their immediate supervision. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

      Section 7. The President. The Board of Directors may appoint an officer of the Corporation to serve as the President of the Corporation. The President shall perform such of the duties of the Chief Executive Officer of the Corporation on behalf of the Corporation as may be assigned to the President from time to time by the Board of Directors or the Chief Executive Officer. In the absence or inability of the Chief Executive Officer to act, the President shall have and possess all of the powers and discharge all of the duties of the Chief Executive Officer, subject to the control of the Board of Directors.

      Section 8. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, or the President may from time to time prescribe.

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

      Section 9. Chief Financial Officer. The Board of Directors shall appoint an officer to serve as the Chief Financial Officer of the Corporation. The Chief Financial Officer shall be responsible for the Corporation's public financial reporting obligations and shall have such further powers and duties as are incident to the position of Chief Financial Officer, subject to the direction of the Chief Executive Officer and the Board of Directors.

      Section 10. General Counsel. The Board of Directors shall appoint an officer to serve as the General Counsel of the Corporation. The General Counsel shall be the chief legal officer of the Corporation and shall be responsible for all legal affairs of the Corporation, and shall have such further powers and duties as are incident to the position of General Counsel.

      Section 11. The Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to the Treasurer by the Board of Directors or the Chief Executive Officer. In addition, subject to the direction of the Board of Directors, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories, to disburse such funds, to make proper accounts of such funds, and to render statements of all such transactions and of the financial condition of the Corporation. The Treasurer shall report directly to the Chief Executive Officer.

      Section 12. The Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders and shall attend to the giving and serving of all notices of the Corporation. The Secretary shall have custody of the seal of the Corporation and shall affix the seal to all certificates of shares of stock of the Corporation and to such other papers or documents as may be proper and, when the seal is so affixed, the Secretary shall attest the same by the Secretary's signature wherever required. The Secretary shall have charge of the stock certificate book, transfer book, and stock ledger, and such other books and papers as the Board of Directors may direct. The Secretary shall, in general, perform all the duties of secretary, subject to the control of the Board of Directors.

      Section 13. Assistant Treasurers. In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all the duties and exercise all of the powers of the Treasurer, subject to the control of the Board of Directors. An Assistant Treasurer shall also perform such other duties as the Board of Directors, the Chief Executive Officer, or the Treasurer may from time to time prescribe.

      Section 14. Assistant Secretaries. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary, subject to the control of the Board of Directors. An Assistant Secretary shall also perform such other duties as the Board of Directors, the Chief Executive Officer, or the Secretary may from time to time prescribe.

      Section 15. Other Officers. Other officers shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors.

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

      Section 16. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer, for the time being, the powers or duties, or any of them, of such officer upon any other officer, or upon any director.

      Section 17. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation, or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                           ARTICLE IV - CAPITAL STOCK

      Section 1. Certificates for Shares. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or Treasurer or an Assistant Treasurer, certifying the class and number of shares of record owned by such stockholder. Any or all of the signatures may be a facsimile.

      Section 2. Transfer of Shares of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 3 of this Article IV of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

      Section 3. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors or transfer agent may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

      Section 4.  Record Date.

      (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by the Delaware General Corporation Law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion, or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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

      (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received by the Secretary, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceeding of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

      Section  5.   Regulations.   The   issue,   transfer,   conversion   and
registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                         ARTICLE V - GENERAL PROVISIONS

      Section 1. Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to December 31.

      Section 2. Corporate Seal. The corporate seal shall be in such form as may be approved by the Board of Directors. The corporate seal may be altered from time to time by the Board.

      Section 3. Waiver of Notice. Whenever any notice whatsoever is required to be given by the Delaware General Corporation Law, by the Certificate of Incorporation or by these By-laws, a written waiver of such notice signed by the person entitled to such notice or such person's duly authorized attorney, whether before or after the time of the event for which notice is to be given shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. The appearance of such person at such meeting in person or by proxy, shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness or lack of notice.

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

      Section 4. Voting of Securities. Subject always to the specific directions of the Board of Directors, any officer of the Corporation may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

      Section 5. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

      Section 6. Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, restated and in effect from time to time.

      Section  7.   Transactions  with  Interested   Parties.   No  contract  or
transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors that authorizes the contract or transaction or solely because the interested directors' votes are counted for such purpose, if:

            (1) The material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

            (2) The material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

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

      Section 8. Severability. Any determination that any provision of these By-laws is for any reason inapplicable, illegal, or ineffective shall not affect or invalidate any other provision of these By-laws.

                             ARTICLE VI - AMENDMENTS

      Section 1. By the Board of Directors. In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law and the Certificate of Incorporation, the Board of Directors is expressly authorized to alter, amend or repeal any provision of these By-laws or make new by-laws.

      Section 2. By the Stockholders. Except as otherwise provided in Section 3 of this Article VI, the stockholders of the Corporation shall have the power to alter, amend or repeal any provision of these By-laws or make new by-laws by affirmative vote of the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, voting together as a single class; provided, however, that the power of the stockholders to, alter, amend or repeal any provision of these By-laws or make any new by-laws is further subject to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation as may be required by the Delaware General Corporation Law, the Certificate of Incorporation, or these By-laws.

      Section 3. Certain Provisions. Notwithstanding any other provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these By-laws (including Section 2 of this Article VI), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to alter, amend or repeal, or make any new by-laws inconsistent with, Article II or this Article VI of these By-laws. This Section 3 is not intended to abrogate or otherwise affect the power of the Board of Directors to amend Article II or Article VI pursuant to Section 1 of this
Article VI.


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